Exhibit 10.10

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the 30th day of June, 2011 by and between TAPG, L.L.C., a Louisiana limited liability company (the “Seller”) and ASSURED PHARMACY, INC., a Nevada corporation (the “Buyer”).

RECITALS

WHEREAS, the Seller is the owner of 25 shares of common stock (the “Stock”) of Assured Pharmacies Northwest, Inc., a Nevada corporation (the “Corporation”);

WHEREAS, Seller desires to sell all of the Stock, which constitutes its entire interest in the issued and outstanding shares of common stock of the Corporation, to Buyer and Buyer desires to purchase all of the Stock from Seller upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the Recitals and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; it is hereby agreed that:

ARTICLE I

PURCHASE AND SALE

1.1           Purchase and Sale of Stock.  At the Closing (as defined below), and upon all of the terms of this Stock Purchase Agreement, the Seller agrees to sell, assign and deliver to the Buyer, and the Buyer agrees to purchase all of the Stock of the Corporation held by Seller.  The aggregate consideration for the Stock shall be three hundred thousand (300,000) shares of the Buyer’s common stock, par value $0.001 (the “Shares”), which shall be issued at the Closing by Buyer delivering to the Seller a stock certificate representing the Shares.

1.2           The Closing.  The closing of the transactions contemplated by this Stock Purchase Agreement (“Closing”) shall occur on June 30th, 2011 (the “Closing Date”).

1.3           Deliveries at Closing.

(a)           At the Closing, the Buyer shall deliver to the Seller the Closing Payment by wire transfer to an account designated by Seller at least two (2) business days prior to Closing and a stock certificate representing the Shares.

(b)           At the Closing, the Seller shall deliver to the Buyer the resignation of Thomas Aigner as a director of the Corporation.

1.4           Transfer Restrictions.  The parties hereby agree that the transactions described in this Stock Purchase Agreement may be consummated notwithstanding the existence or terms of any restrictions on transfer contained in the Articles of Incorporation, By-laws of the Corporation or in any other agreement to which they are a party which are still in effect.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE SELLER

The Seller hereby represents and warrants to the Buyer that:

2.1           Ownership of Stock.  Seller is now, and at Closing will be, the owner of all of the Stock.  The Stock constitutes all of the issued and outstanding shares of capital stock of the Corporation held by Seller. Seller has full and unrestricted right to sell the Stock (other than restrictions under the Securities Act and state securities laws).  The Stock is, and will be at Closing, entirely free and clear of any security interest, pledge, claim or other encumbrance.

2.2           Enforceability; Conflicting Obligations.  Seller has full power and authority to enter into and perform this Stock Purchase Agreement in accordance with its terms.  This Stock Purchase Agreement is the valid and binding obligations of Seller, enforceable against Seller in accordance with its terms and Seller has full legal right to convey good and marketable title to the Stock to the Buyer as contemplated by this Stock Purchase Agreement.  The making, execution, delivery and performance of this Stock Purchase Agreement do not violate any agreement to which Seller is a party or by which it is bound   There is no pending proceeding that may have the effect of preventing, delaying or interfering with the transactions contemplated by this Agreement.

2.3           Knowledge and Information.  The Seller is fully familiar with the Corporation and has had the opportunity to make its own inquiries of and investigations as to the marketability and value of the Stock and the Seller hereby acknowledges that except for the representations and warranties set forth in this Stock Purchase Agreement it has not relied upon any representations or warranties of the Buyer, its members or their agents or representatives on these matters and except for the representations and warranties set forth in this Stock Purchase Agreement the Seller is not relying on any disclosure or non-disclosure by Buyer, the other members, or their agents and representatives on any such matters.

2.4           No Broker.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Stock Purchase Agreement for which Buyer or the Corporation could become liable or obligated.

2.5           Securities Matters.

(a) Seller will acquire the shares of Buyer Common Stock pursuant to this Stock Purchase Agreement for Seller’s own account for investment and not with a view to, or for resale in connection with, the distribution thereof.  Seller does not have any present intention of distributing any portion of the shares of Buyer Common Stock, or any interest therein, in violation of applicable securities laws.

(b) Seller has such knowledge and experience in financial and business matters to render it capable of evaluating the merits and risks of an investment in Buyer Common Stock and protecting its own interests in connection with such investment.

(c) Seller is sufficiently aware of Buyer’s business affairs and financial condition and has acquired sufficient information about Buyer to reach an informed and knowledgeable investment decision with respect to acquiring Buyer Common Stock pursuant to this Stock Purchase Agreement.

(d) Seller acknowledges that the shares of Buyer Common Stock issued pursuant to this Stock Purchase Agreement will be “restricted securities” under federal and state securities laws and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Seller acknowledges that Buyer is under no obligation to register any shares of Buyer Common Stock for resale by Seller.

(e) Seller is familiar with Rule 144 of the Securities Act as currently in effect and understands the restrictions and resale limitations imposed thereby and by the Securities Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller that:

3.1           Organization.  The Buyer is a corporation which is validly existing and in good standing under the laws of the State of Nevada and has full corporate power to purchase the Stock pursuant to this Stock Purchase Agreement.

3.2           Authorization; Enforceability.  The execution, delivery and performance of this Stock Purchase Agreement are within the corporate power of the Buyer and have been duly authorized by all necessary corporate action by the Buyer.  This Stock Purchase Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the Buyer, the valid and binding obligations of Buyer, enforceable against the Buyer in accordance with their respective terms.

3.3           No Violation or Conflict.  The execution, delivery and performance of this Stock Purchase Agreement by the Buyer does not and will not conflict with or violate any law, the Articles of Incorporation or By-laws of the Buyer or any contract or agreement to which the Buyer is a party or by which it is bound.

3.4           No Broker.  Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Stock Purchase Agreement for which any Seller could become liable or obligated.

ARTICLE IV

MISCELLANEOUS

4.1           Survival of Representations and Warranties.  All representations and warranties of the Seller and the Buyer contained in this Stock Purchase Agreement or made pursuant hereto shall survive the execution and delivery of this Stock Purchase Agreement, the Closing Date and the consummation of the transactions contemplated by this Stock Purchase Agreement.

4.2           Entire Agreement.  This Stock Purchase Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein.  No supplement, modification or amendment of this Stock Purchase Agreement shall be effective unless in writing and signed by both parties.  No waiver of any of the provisions of this Stock Purchase Agreement shall be deemed or shall constitute a waiver of any other provision of this Stock Purchase Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4.3           Expenses.  Whether or not the transactions contemplated by this Stock Purchase Agreement are consummated, each party shall pay all fees and expenses incurred by it, including the fees and expenses of its counsel and accountants, incident to the negotiation and preparation of this Stock Purchase Agreement and consummation of the transactions contemplated by this Stock Purchase Agreement.

4.4           Indemnification. Each party hereto shall indemnify and hold harmless the other against any and all losses, liabilities, costs, damages and expenses (including reasonable attorneys’ fees) resulting from any breach by such first party of any of its warranties, representations or agreements hereunder.

4.5           Release.  Except with respect to the Buyer’s obligations under this Agreement, Seller, individually and on behalf of its respective affiliated persons, companies and partnerships, together with any and all past and present trustees, receivers, employees, officers, directors, partners, agents, representatives, lenders, insurance carriers, sureties, consultants, attorneys, accountants, successors, assigns, heirs, executors, spouses, administrators, licensees, joint venturers, and related persons, predecessors, entities or companies, hereby releases and forever discharges the Buyer and its affiliated and/or subsidiary companies and partnerships, together with any and all past and present trustees, receivers, board members, employees, officers, directors, shareholders, partners, agents, representatives, lenders, subsidiaries, unincorporated divisions, insurance carriers, sureties, consultants, attorneys, accountants, successors, assigns, heirs, executors, administrators, licensees, invitees, joint venturers, members, managers and related persons, predecessors, entities or companies (collectively, the “Released Parties”) of and from all claims, actions, causes of action, demands, rights, agreements, promises, liabilities, losses, damages, costs and expenses, of every nature and character, description and amount, either known or unknown, without limitation or exceptions, whether based on theories of contract, breach of contract, breach of the covenant of good faith and fair dealing, tort, violation of statute, ordinance, or any other theory of liability or declaration of rights whatsoever, which they may now have or may hereafter acquire against the Released Parties, whether asserted or not, arising directly or indirectly from or based on any cause, event, transaction, act, omission, occurrence, condition or matter, of any kind or nature whatsoever, which has occurred to date.  Such released claims include, but are not limited to, any claim for indebtedness or to any legal or beneficial right, title or interest in the Corporation of any kind or type whatsoever.

4.6           Governing Law.  This Stock Purchase Agreement shall be construed and interpreted according to the laws of the State of Nevada, without regard to conflicts of law principles.

4.7           Counterparts; Headings.  This Stock Purchase Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.  The Article and Section headings in this Stock Purchase Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

4.8           Severability.  If any provision, clause or part of this Stock Purchase Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Stock Purchase Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

SELLER:	BUYER:

TAPG, L.L.C.	ASSURED PHARMACY, INC.

/s/ Thomas M. Aigner	/s/ Brett Cormier
By: Thomas M. Aigner	By: Brett Cormier
Its: Mananging Member	Its: Chief Financial Officer